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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 19, 2000


                     ALLEGHENY ENERGY, INC.
     (Exact name of registrant as specified in its charter)

Maryland                      1-267               13-5531602
(State or other               (Commission File    (IRS Employer
 jurisdiction of               Number)             Number)
Identification
 incorporation)


                     10435 Downsville Pike
                     Hagerstown, MD  21740

(Address of principal executive offices)


Registrant's telephone number,
  including area code:                          (301)  790-3400



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Item 5.   Other Events.

               On May 19, 2000, Allegheny Energy, Inc.
          (Allegheny) announced that its unregulated generating subsidiary, Allegheny Energy Supply Company, LLC (Allegheny Energy Supply), and PPL Global, Inc., a subsidiary of PPL Corp., signed a definitive agreement to purchase Potomac Electric Power Co. (Pepco)'s 9.72 percent ownership interest in the Conemaugh generating station located near Johnstown, Pennsylvania, located within the Pennsylvania-New Jersey-Maryland (PJM) market. Pepco's interest represents 9.72 percent ownership of the 1,711-megawatt (MW) plant or 166 MW.

               The purchase price is $152.5 million, which Allegheny Energy Supply and PPL Global will split. Its $76.25 million purchase of a portion of Conemaugh will provide Allegheny Energy Supply with an entrance into the PJM market with a well-run, low-cost production facility and is another step towards achieving Allegheny Energy Supply's goal of becoming a national energy supplier. Attached hereto as Exhibit 99 is a copy of the press release dated May 19, 2000, that details the acquisition, which is subject to regulatory approval.


Item 7    Exhibits

          Ex. 99.1       Press release dated May 19, 2000










                           SIGNATURES


        Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Allegheny Energy, Inc.




Dated:  June 5, 2000            By:     /s/ Thomas K. Henderson
                                Name:   Thomas K. Henderson
                                Title:  Vice President


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                         EXHIBIT INDEX


Item No. 7                    Exhibits

                              Ex.  99.1     Press release dated May 19, 2000.